Form N-SAR, Sub-Item 77C
Submission of matters to a vote of
security holders

Nuveen New York Select Tax-
Free Income Portfolio
33-46943
811-6624

An annual meeting of the
shareholders of the Nuveen Select
Tax-Free Income Portfolio was held
on July 26, 2005.

The purpose of the meeting was to

1. elect nine (9) trustees to serve
2. until their successors shall
3. have been duly elected and
4. qualified;


Approval of the Board Members
was reached as follows:

Robert P. Bremner
For 3,687,786
Withhold 28,595

Lawrence H. Brown
For  3,688,786
Withhold 27,595

Jack B. Evans
For  3,687,786
Withhold  28,595

William C. Hunter
For 3,687,786
Withhold  28,595

David J. Kundert
For 3,687,786
Withhold  28,595

William J. Schneider
For 3,688,786
Withhold  27,595

Timothy R. Schwertfeger
For 3,688,986
Withhold  27,395

Judith M. Stockdale
For 3,687,986
Withhold  28,395

Eugene S. Sunshine
For 3,689,898
Withhold  26,483

5. approve a new Investment
6. Management Agreement .

The number of shares voted in
the affirmative:
3,625,503 and
the number of negative votes:
 23,799

Proxy materials are herein
incorporated by reference
to the SEC filing on June 21, 2005,
 under
Conformed Submission Type DEF
14A, accession
number 0000950137-05-007674.